As filed with the Securities and Exchange Commission on July 14, 2010

Registration No. 333-164588

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0139	27-1275784
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

25552 South Butte Avenue

Five Points, CA 93624

(559) 884-2535

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

25552 South Butte Avenue

Five Points, CA 93624

(559) 884-2535

(Name, including zip code, and telephone number, including area code,

of agent for service)

Copy to:

Debra K. Weiner Wickersham & Murphy, P.C. 430 Cambridge Avenue, Suite 100 Palo Alto, CA 94306 (650) 323-6400	Mark A. von Bergen Jason H. Barker Holland & Knight LLP 2300 U.S. Bancorp Tower 111 SW Fifth Avenue Portland, Oregon 97204 (503) 243-2300

Approximate Date of Commencement of the Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

On January 29, 2010, S&W Seed Company filed a registration statement on Form S-1 (File No. 333-164588), which was subsequently amended on March 10, 2010, March 26, 2010, April 12, 2010, April 23, 2010 and April 29, 2010 (the “Registration Statement”), pertaining to the registration of (i) 1,610,000 units of the Company’s securities, each unit consisting of two shares of the Company’s common stock, one Class A warrant and one Class B warrant, each warrant entitling the holder to purchase an additional share of common stock, and (ii) the 3,220,000 shares of common stock underlying the Class A warrants and Class B warrants. Of these securities, 210,000 units and their underlying component securities were issuable upon exercise of the underwriters’ over-allotment option. The Registration Statement was declared effective by the Securities and Exchange Commission on May 3, 2010. The Company’s initial public offering closed on May 7, 2010, and the underwriters did not elect to exercise the over-allotment option during the 45-day option period. Accordingly, the Company sold 1,400,000 units in connection with the offering.

In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities remaining unsold at the termination of the offering, the Company hereby removes from registration (i) 210,000 units, (ii) 420,000 shares of common stock that were a component of the units, (iii) 210,000 Class A warrants; (iv) 210,000 Class B warrants; and (v) 420,000 shares of common stock issuable upon exercise of the Class A warrants and Class B warrants, all of which were registered but remained unsold following the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Five Points, California on July 14, 2010.

S&W SEED COMPANY

By:	/s/ Mark S. Grewal
Mark S. Grewal
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Grewal	President, Chief Executive Officer and Director	July 14, 2010
Mark S. Grewal	(Principal Executive Officer)

/s/ Matthew K. Szot	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 14, 2010
Matthew K. Szot

/s/ Grover T. Wickersham*	Chairman of the Board	July 14, 2010
Grover T. Wickersham

/s/ Michael C. Culhane*	Director	July 14, 2010
Michael C. Culhane

/s/ Michael M. Fleming*	Director	July 14, 2010
Michael M. Fleming

/s/ Michael N. Nordstrom*	Director	July 14, 2010
Michael N. Nordstrom

Director
Charles B. Seidler

*	By:	/s/ Matthew K. Szot
Matthew K. Szot
Attorney-in-Fact